FIND/SVP, INC.
                    625 AVENUE OF THE AMERICAS
                       NEW YORK, N.Y. 10011

                       ___________________

        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS - JUNE 19, 1997
                       ___________________


TO THE SHAREHOLDERS OF FIND/SVP, INC.:

  Notice is hereby given that the Annual Meeting of Shareholders of FIND/SVP, Inc. will be held at the Hotel Inter-Continental, 111 E. 48th Street, New York City, New York, on June 19, 1997, at 11:30 a.m., New York City time, for the following purposes:

  1. To elect the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

  2. To ratify the selection by the Board of Directors of KPMG Peat Marwick LLP to serve as independent auditors for the year ending December 31, 1997.

  3. To transact such other business as may properly be presented for action at the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on May 5, 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at, this meeting or any adjournment thereof.

  Holders of a majority of the outstanding shares must be present in person or by proxy in order for the meeting to be held. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOUR PROXY VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE REQUESTED TO MARK, SIGN AND DATE THE ENCLOSED PROXY FORM AND RETURN IT IN THE ACCOMPANYING STAMPED ENVELOPE. The giving of such proxy will not affect your right to revoke such proxy before it is exercised or to vote in person should you later decide to attend the meeting.

  All shareholders are cordially invited to attend the meeting.


                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/

                                       PETER J. FIORILLO, SECRETARY

Dated: May 13, 1997

                 IT IS IMPORTANT THAT THE ENCLOSED PROXY FORM BE
                       COMPLETED AND RETURNED PROMPTLY.

                           FIND/SVP, INC.
                    625 AVENUE OF THE AMERICAS
                       NEW YORK, N.Y. 10011

                       ___________________

                        PROXY STATEMENT
         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 19, 1997
               SOLICITATION AND REVOCATION OF PROXIES
                       ___________________


  This proxy statement is furnished in connection with the solicitation by the Board of Directors of FIND/SVP, Inc., a New York corporation (the "Company"), of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held at the Hotel Inter-Continental, 111 E. 48th St., New York City, New York, on June 19, 1997, at 11:30 a.m., New York City time, and any adjournment thereof.

  A form of proxy is enclosed for use at the meeting. The proxy may be revoked by a shareholder at any time before it is voted by execution of a proxy bearing a later date or by written notice to the Secretary before the meeting, and any shareholder present at the meeting may revoke his or her proxy thereat and vote in person if he or she so desires. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted FOR the election of the nominees for directors herein and FOR the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors.

  The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers or regular employees of the Company (who will receive no extra compensation for these services) in person or by telephone or telegraph. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward these proxy materials to the beneficial owners of the Common Stock, par value $.0001 per share, of the Company ("Common Stock") and will reimburse such holders for their reasonable expenses in connection therewith. The approximate date of mailing of this Proxy Statement and accompanying proxy is May 13, 1997. All votes will be tabulated by the inspectors of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

  Only shareholders of record on the close of business on May 5, 1997 will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on such record date, the Company had issued an outstanding 6,601,984 shares of Common Stock. Each share entitles the holder thereof to one vote and a vote of a majority of the shares present, or represented, and entitled to vote at the meeting is required to approve each proposal to be acted upon at the meeting.

               NOMINATION AND ELECTION OF DIRECTORS

  Seven directors, all of whom are members of the present Board of Directors, are nominees for election to hold office until the next annual meeting and until their respective successors are elected and qualified. Unless authority to vote for the election of directors shall have been withheld, it is intended that proxies in the accompanying form will be voted at the meeting for the election of the seven nominees named below. If any nominee, for any reason presently unknown to the Company, should refuse or be unable to serve, the shares represented by proxy will be voted for such person as shall be designated by the Board of Directors to replace any such nominee.

  The following information is submitted concerning the nominees named for election as directors based upon information received by the Company from such persons:
                                                          Director
Nominee                 Age          Office                Since
-------                ----          ------               --------

Andrew P. Garvin       51   Chairman of the Board,        1969
                            President, Chief
                            Executive Officer
                            and Director

Brigitte de Gastines   53   Director                      1982

Howard S. Breslow      57   Director                      1986

Frederick H. Fruitman  46   Director                      1989

Charles Baudoin        77   Director                      1990

Jean-Louis Bodmer      55   Director                      1993

James L. Luikart       51   Director                      1996




  Mr. Garvin is a founder of the Company and has served as its Chief
Executive Officer and Chairman of the Board since 1972 and as its President since 1978. Mr. Garvin has been a director of the Company since its inception. Mr. Garvin was the Treasurer of the Company from its inception until 1997. From 1979 to 1982, Mr. Garvin was a member of the Board of Directors of the Information Industry Association and served as Chairman of the 1979 National Information Conference and Exposition. He currently remains active in the Association. Mr. Garvin is the author of The Art of Being Well Informed, an information resource handbook for executives. Mr. Garvin received a B.A. degree in political science from Yale University and a M.S. degree in Journalism from the Columbia Graduate School of Journalism. Mr. Garvin is a director of Esquire Communications, Inc., a publicly held company engaged in court reporting services.

  Ms. de Gastines has been a director of the Company since 1982. She has served as the General Manager of SVP International since 1985 and SVP, S.A. since 1976.

  Mr. Breslow has been a director of the Company since 1986. He has been a practicing attorney in New York City for more than 29 years and has been a member of the law firm of Breslow & Walker, LLP, New York, New York for more than 25 years, which firm is currently the Company's general counsel. Mr.

Breslow currently serves as a director of Cryomedical Sciences, Inc., a publicly held company engaged in the research, development and sale of products for use in low-temperature medicine; Vikonics, Inc., a publicly held company engaged in the design and sale of computer-based security systems; Lucille Farms, Inc., a publicly held company engaged in the manufacturing and marketing of cheese products; and Excel Technology, Inc., a publicly held company engaged in the development and sale of laser products.

  Mr. Fruitman has been a director of the Company since June 1989. Since April 1990, Mr. Fruitman has been a Managing Director of Loeb Partners Corporation, an investment banking firm. From January 1989 to April 1990, he was an independent financial consultant. From 1986 to December 1988, Mr. Fruitman was a Senior Vice President of The Stuart-James Company Incorporated, an investment banking firm. From 1984 to 1986, he was an associate at E.M. Warburg, Pincus & Co., Inc. From 1982 to 1984, Mr. Fruitman was a Vice President of Investors in Industry Corporation, a venture capital firm. Mr. Fruitman is a director of Micro Warehouse, Inc., a publicly held company which is a direct marketer of microcomputer software and peripheral products.

  Mr. Baudoin has been a director of the Company since November 1990 and previously served as a director of the Company from 1981 to June 1989. Since 1951, Mr. Baudoin has served as the President of Bova Trading, Inc., a financial management firm. From 1954 to 1963, he served as President of the Dutch America Mercantile Corporation, a finance company. From 1963 to 1967, he was the President of C.I.F. Inc., a finance company. From 1967 to 1983, Mr. Baudoin served as the President of Merban Corporation, a finance company. From 1983 to 1987, he also served as Chairman and Chief Executive Officer of Contitrade Services Corporation and Merban Americas Corporation, finance companies. Since 1987, Mr. Baudoin has served as the Chairman of ECOBAN Finance Ltd.

  Mr. Bodmer has been a director of the Company since 1993. He has served as General Manager of SVP France since 1974. Other positions which he currently holds are Chief Executive Director of SVP, S.A., President and Chief Executive Officer of SVP Participation, President of SVP Belgium and President of SVP United Kingdom.

  Mr. Luikart has been a director of the Company since December 1996. Mr. Luikart has been Executive Vice President of Furman Selz Investments LLC since 1995. From 1988 to 1994, he was Vice President of Citicorp Venture Capital Ltd.


                   BOARD OF DIRECTORS AND COMMITTEES

  The Board of Directors held eight meetings during the year ended December 31, 1996. Each of the directors standing for re-election attended at least 75% of the meetings in 1996 during their tenure, except that Mr. Bodmer attended two meetings and Ms. de Gastines attended one meeting.

  The Company has a Stock Option Committee of the Board of Directors, currently consisting of Howard S. Breslow, Charles Baudoin and Frederick H. Fruitman.
The Stock Option Committee held five meetings in 1996. The Company has no other compensation committee or any audit, nominating or other committees performing similar functions.

  No family relationship exists between any director or executive officer and any other director or executive officer.

             BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

  The following table sets forth, as of March 31, 1997, certain information with respect to the beneficial ownership of the Common Stock by each person known by the Company to be the beneficial owner of 5% or more of its outstanding Common Stock, by each director and director nominee of the Company and by all officers and directors as a group.


NAME AND ADDRESS                AMOUNT OF                      PERCENT
BENEFICIAL OWNER              SHARES OWNED(1)                 OF CLASS
----------------              ---------------                 --------

Andrew P. Garvin (2)            1,254,754                        17.7%
625 Avenue of the Americas
New York, N.Y. 10011

Amalia S.A. (3)                 1,438,374                        21.1%

Brigitte de Gastines (4)           20,500                 Less than 1%

Howard S. Breslow (4)(5)           29,320                 Less than 1%

Frederick H. Fruitman (6)          56,179                 Less than 1%

Charles Baudoin (4)(7)             59,725                 Less than 1%

Jean-Louis Bodmer (8)              10,500                 Less than 1%

James L. Luikart (9)                2,500                 Less than 1%

Asset Value Fund Ltd.             973,400                        14.7%
c/o Asset Value Management, Inc.
PT 376 Main St., Box 74
Bedminster, NJ 07921-2602


Furman Selz SBIC, L.P.            900,000                        12.0%
230 Park Avenue
New York, NY  10169 (10)

All Officers and Directors      1,706,478                        23.1%
as a group (9 persons) (11)




                  ______________________________________________

(1) Unless otherwise indicated below, all shares are shares of Common Stock owned beneficially and of record.

(2)  Includes 488,500 shares issuable under outstanding options.

(3) Includes the 211,111 shares issuable under outstanding warrants held by SVP, S.A., the 732,500 shares of Common Stock owned by SVP, S.A. and the 494,763 shares of Common Stock owned by SVP International, which are subsidiaries of Amalia S.A. Brigitte de Gastines owns in excess of 99% of the stock of Amalia S.A. In addition, Ms. de Gastines is President, General Manager and a director of SVP, S.A., and General Manager of SVP International. The shares owned by Amalia S.A. are not shown in the table as being owned by Ms. de Gastines.

(4)  Includes 15,500 shares issuable under outstanding options.

(5) Includes the 13,820 shares of Common Stock owned by Breslow & Walker, LLP, a law firm in which Mr. Breslow is a partner.

(6)  Includes 13,000 shares issuable under outstanding options.

(7) Includes 39,225 shares of Common Stock owned of record by Bova Trading, of which Charles Baudoin has beneficial ownership.

(8)  Includes 10,500 shares issuable under outstanding options.

(9)  Includes 2,500 shares issuable under outstanding options.

(10) Includes the 900,000 shares issuable under outstanding warrants to
     Furman Selz SBIC, L.P.   Mr. Luikart is Executive Vice President of Furman
     Selz Investments LLC, the General Partner of Furman Selz SBIC, L.P. The shares owned by Furman Selz SBIC, L.P. are not shown in the table as being owned by Mr. Luikart.

(11) Includes 780,000 shares issuable under outstanding options and 4,000 shares issuable under outstanding warrants.

  The following persons have failed to file on a timely basis certain reports required by Section 16(a) of the Exchange Act of 1934 (the "Exchange Act"): During the year ended December 31, 1996, Mr. Garvin filed two late reports, each a Form 4, the first disclosing the acquisition of options, and the second disclosing the exercise of options. Mr. Baudoin filed one late report, a Form 4, disclosing the exercise of options. Mr. Fiorillo filed three late reports, each a Form 4, two disclosing the acquisition of options, and one disclosing an exercise and sale transaction. Mr. Luikart filed one late report, a Form 3. The Company is not aware of any other late filings of, or failure to file, the reports required by Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION

  The following table sets forth certain information regarding compensation paid by the Company during each of the Company's last three years to the Company's Chief Executive Officer and to each of the Company's executive officers who received salary and bonus payments in excess of $100,000 during the year ended December 31, 1996.





                                                                                 LONG TERM COMPENSATION
                                                                                 ----------------------
                                       ANNUAL COMPENSATION                   AWARDS                 PAYOUT
                                       -------------------                   ------                 ------
                                                                     RESTRICTED   SECURITIES
          NAME AND                                           OTHER     STICK      UNDERLYING    LTIP      ALL
         PRINCIPAL                        SALARY    BONUS    ANNUAL   AWARD(S)     OPTIONS     PAYOUT    OTHER
          POSITION                YEAR     ($)       ($)     COMP.      ($)         (#)(1)      ($)      COMP.
         ---------                ----    ------    -----    ------   -------      --------    ------    -----

Andrew P. Garvin                1996       249,976   12,500    -         -          350,000      -         -
  Chairman of the Board,        1995       235,937   25,000    -         -           69,000      -         -
  President,Chief               1994       232,726     -       -         -           61,500      -         -
  Executive Officer
  and Director

Peter J. Fiorillo               1996       154,476   12,000    -         -          125,000      -         -
  Executive Vice President,     1995       154,476   10,000    -         -            6,000      -         -
  Chief Financial Officer,      1994       149,976   10,075    -         -           27,000      -         -
  Treasurer and Secretary

John D. Kuranz                  1996       149,976      -      -         -              -        -         -
  Vice President,               1995       149,976   12,850    -         -              -        -         -
  Managing Director,            1994       144,976      -      -         -           57,000      -         -
  Published Research
  Division

--------------------
 (1)  Options to acquire Common Stock


                    OPTION GRANTS DURING 1996

  The following table provides information related to options granted to the named executive officers during the year ended December 31, 1996:



                                                                                     POTENTIAL REALIZABLE VALUE AT
                                                                                        ASSUMED ANNUAL RATES OF
                                                                                     STOCK PRICE APPRECIATION FOR
                                                 INDIVIDUAL GRANTS                            OPTION (1)
                                                 -----------------                   -----------------------------

                                                 % OF TOTAL
                                                   OPTIONS
                             OPTION/SARS         GRANTED TO           EXERCISE OR
                               GRANTED           EMPLOYEES IN         BASE PRICE       EXPIRATION
NAME                            (#)(2)            FISCAL YEAR           $/SHARE           DATE         0%        5%($)     10%($)
----                         -----------         ------------         -----------      ----------      --        -----     ------

Andrew P. Garvin               50,000                7.4%               $2.062           1/29/01       -         $28,492   $62,959
                              300,000               44.3%                 (2)            4/15/01       -           (2)       (2)
Peter J. Fiorillo              50,000                7.4%                2.125           9/20/01       -          29,355    64,867
                               75,000               11.1%               1.9375          12/12/01       -          40,147    88,715
John D. Kuranz                   -                    -                   -                 -          -            -         -



(1) The potential realizable value portion of the foregoing table illustrates value that might be received upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options.
    These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment.

(2) Represent number of shares of Common Stock underlying stock options. The exercise prices equal the fair market of the Common Stock on the date of grant with the exception of the 300,000 options granted to Mr. Garvin.
    The exercise price on these options will be equal to the fair market value of the Common Stock on the vesting date, or 110% of such fair market value if Mr. Garvin is a holder of 10% or more of the outstanding shares of Common Stock on such date. The vesting date is contingent upon the Company achieving certain earnings levels during the life of the option.


                    OPTION EXERCISES DURING 1996
                     AND YEAR END OPTION VALUES


  The following table provides information related to options exercised by the named executive officers during the year ended December 31, 1996 and the number and value of options held at year end. The Company does not have any outstanding stock appreciation rights.


                                                                                                          VALUE OF UNEXERCISED
                                                                NUMVER OF SECURITIES UNDERLYING               IN-THE-MONEY
                                                                     UNEXERCISED OPTIONS                       OPTIONS AT
                                                                        AT YEAR END (#)                      YEAR END ($)(1)
                                                                        ---------------                      ---------------

                   Shares Acquired         Value
NAMES              on Exercise (#)       Realized ($)      Exercisable      Unexercisable      Exercisable       Unexercisable
-----              ---------------       ------------      -----------      -------------      -----------       -------------

Andrew P. Garvin     200,000               395,935            188,500         300,000            26,639              -
Peter J. Fiorillo     50,000                71,875             53,000         109,000             8,750            3,438
John D. Kuranz          -                     -                38,600          22,400            10,123            5,200



(1) The closing bid price of the Company's Common Stock as reported by NASDAQ on December 31, 1996 was $1.8125. Value is calculated on the difference between the option exercise price of in-the-money options and $1.8125 multiplied by the number of shares of Common Stock underlying the option.



                   EMPLOYMENT AND RELATED AGREEMENTS

  On January 1, 1996, the Company entered into an Employment Agreement with Andrew P. Garvin commencing on January 1, 1996 and terminating on December 31, 2001 (the "Employment Agreement"). Such Employment Agreement was amended and restated on December 12, 1996. The Employment Agreement provides for a base salary of $250,000 which will be adjusted each January 1 for a cost of living increase based on the Consumer Price Index for New York City for the twelve month period immediately preceding such January 1 date. Mr. Garvin will also be entitled to additional increases in base salary as may be determined from time to time by the Board of Directors or any compensation committee appointed by the Board of Directors. Mr. Garvin received a $12,500 signing bonus upon execution of the Employment Agreement. In addition, Mr. Garvin will be entitled to receive performance bonuses equal to 10% per annum of the pre-tax profits of the Company in excess of $1,000,000 for each of the years ended December 31, 1996, 1997, 1998, 1999,
2000, and 2001. The Employment Agreement limits the bonus to $250,000 in any year, and states that Mr. Garvin is entitled to receive a cash bonus of $50,000 in each of January 1997 and January 1998.

  The Employment Agreement provides that (i) if Mr. Garvin voluntarily leaves the employ of the Company on account of the Company being acquired and its principal office being moved to a location which is greater than 50 miles from New York City; and (ii) if Mr. Garvin voluntarily leaves the employ of the Company on account of a Change in Control, then, in each such case, he shall be entitled to receive the compensation described in the immediately preceding paragraph for the balance of the term; provided, however, that if such termination occurs at a time when there is less than one year left in the term, the compensation shall continue for a period of two years from the date of termination on the same basis that the employee received compensation during the last year of the term. Change of Control is defined in the Employment Agreement to include the acquisition by a party of 30% or more of the outstanding shares of Common Stock of the Company or a change in the majority of the Incumbent Board of Directors (as defined in the Employment Agreement). In the event that the Company terminates Mr.
Garvin's employment for cause, and a court of law or other tribunal ultimately determines that such termination was without cause, then he shall be entitled to receive double the amount of compensation described above until the end of the term. Mr. Garvin has agreed to a non-competition covenant for a period of two years after the term of the Employment Agreement.

  The Company has entered into a deferred compensation agreement with Mr. Garvin, which provides for a schedule of payments to him or his designated beneficiary(ies). The agreement entered into in 1984 provides that in the event during the course of employment Mr. Garvin (i) dies, (ii) becomes totally disabled or (iii) elects to retire after June 30, 1994 and prior to age 65, he or, in the event of death, his designated beneficiary(ies), shall receive monthly payments ranging from $1,250 to $1,800 for a period of ten years from the date of death, disability or retirement. In the event Mr. Garvin retires at age 65 or over, Mr. Garvin shall receive $4,750 per month for ten years from the date of his retirement.

  The Company entered into an additional deferred compensation agreement with Mr. Garvin in 1990. Pursuant thereto, in the event during the course of employment Mr. Garvin (i) dies, (ii) becomes totally disabled or (iii) elects to retire after July 25, 1992 and prior to age 65, he or, in the event of death, his designated beneficiary(ies), shall receive monthly payments ranging from $618.81 to $2,351. These payments are to continue for a period of ten years from the date of death, disability or retirement. In the event he retires at age 65 or over, Mr. Garvin shall receive $2,475.24 per month for ten years from the date of his retirement. The benefits under the two agreements are cumulative.

  On January 11, 1995, the Company entered into severance agreements with Peter J. Fiorillo and John D. Kuranz. The severance agreements provide for the payment of the current base salary (with set minimum limits for purposes of the payment) to the respective individual for a period of one year from the date of termination for (i) termination without cause; and (ii) if the individual voluntarily leaves the employ of the Company because of a change of control or because Andrew P. Garvin is no longer Chief Executive Officer. Additionally, if the above occurs, all options granted to the respective individual by the Company shall become immediately vested and exercisable. Change of control is defined in the severance agreements to include the acquisition by a party of 30% or more of the outstanding shares of Common Stock of the Company or a change in the majority of the incumbent Board of Directors. In the event that the Company terminates Mr. Fiorillo or Mr. Kuranz for cause, and a court of law or other tribunal ultimately determines that such termination was without cause, then the respective individual shall be entitled to receive double the amount of compensation described above.

  Directors are not compensated for their services as such, except that the 1996 Stock Option Plan of the Company provides for the automatic grant to outside directors of five-year non-incentive options to purchase 2,500 shares of Common Stock on the first business day of each new year, the exercise price being the fair market value on the date of the grant.

         REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Company operates in the research, business intelligence and knowledge service industry and must attain high levels of quality in the servicing of its clients. In order to succeed, the Board believes that it must be able to attract and retain qualified experienced executives. To achieve this goal, the Company has offered competitive executive compensation to attract and retain key executives with relevant experience in the industry or in growth companies in related industries. Executive compensation has also been structured to align management's interests with the success of the Company by making a portion of compensation dependent on long term success of the Company.

  During 1996, the entire Board of Directors held primary responsibility for determining executive compensation levels. The Board as a whole has maintained a philosophy that compensation of executive officers, specifically including that of the President and Chief Executive Officer, should be directly linked to operating achievements and, to a lesser extent, stock performance.

  Over the past five years the revenues of the Company have increased over 78% and the retainer client base has grown each quarter since the Company's inception. These achievements have been reflected in executive compensation and, specifically, in the compensation of the Company's President and Chief Executive Officer. The President and Chief Executive Officer's compensation package is divided into three components: a base salary, a performance bonus based upon pre-tax profits above a predetemined level and stock options. In addition, the Company has utilized stock options to link other executives' compensation to stock price performance. All executive officers, including the President and Chief Executive Officer, have been granted stock options so that they will benefit financially from long term success of the Company and increases in the price of the Company's Common Stock.

                      THE BOARD OF DIRECTORS

Andrew P. Garvin, Chairman
Brigitte de Gastines
Howard S. Breslow
Frederick H. Fruitman
Charles Baudoin
Jean-Louis Bodmer
James L. Luikart

                     STOCK PERFORMANCE CHART

  The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock for a period of five years ended December 31, 1996, with the cumulative total return of the NASDAQ Stock Market Index (U.S. companies), a broad market index, prepared for NASDAQ by the Center for Research in Securities Prices ("CRSP") at the University of Chicago, and a Peer Group Index, an index prepared by CRSP made up of the selected NASDAQ traded companies. The comparison for each of the periods assumes that $100 was invested on December 31, 1991, in each of the Common Stock of the Company, the stocks included in the NASDAQ Stock Market Index (U.S. Companies) and the stocks included in the Peer Group Index. These indices which reflect the assumption of reinvestment of dividends, do not necessarily reflect returns that could be achieved by individual investors.



                    [STOCK PERFORMANCE CHART}













1. The Peer Group Index consists of NASDAQ stocks in STC # 8740-8749 U.S. companies.

2. Annualized returns for FIND/SVP, Inc., the CRSP Index for NASDAQ Stock Market (U.S. companies) and the Peer Group Index are comprised of total market return for all stocks in the index.

3. The CRSP Index for the NASDAQ Stock Market (U.S. companies) includes total returns on all domestic common shares and ADR's traded on the NASDAQ National Market and NASDAQ Small-Cap Market and is comprised of their annualized total market return.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Since 1971, the Company has been a licensee of SVP International. Pursuant to this license agreement, the Company pays royalties to SVP International for the use of the SVP name and participation in the SVP International network. The royalties for 1996 to SVP International were approximately $137,000. SVP International is a subsidiary of Amalia S.A., a principal shareholder of the Company.

  Howard S. Breslow, a director of the Company, is a member of Breslow & Walker, LLP, general counsel to the Company. During 1996, Breslow & Walker, LLP received legal fees of $130,078.

  During 1996, pursuant to an advisory agreement with the Company extended to include 1996, Frederick H. Fruitman, a director of the Company, performed financial advisory services for which he received fees of $18,000.

  Andrew P. Garvin, Chairman of the Board, President and Chief Executive Officer of the Company, entered into an Agreement (the "First Refusal Agreement"), dated as of November 6, 1992, with Amalia S.A. and its subsidiaries, SVP International and SVP, S.A. (Collectively "Amalia").
Amalia beneficially owns 1,438,374 shares of Common Stock, or 21.1% of outstanding shares, and Brigitte de Gastines, a director of the Company, owns in excess of 99% of the stock of Amalia S.A. The First Refusal Agreement provides for mutual rights of first refusal in the event that either Mr. Garvin or Amalia desires to dispose, in a public or private transaction, any of the shares of Common Stock owned by them. In the event that a party declines to exercise its right of first refusal, the proposed selling party may consummate such sale within the time period permitted under the First Refusal Agreement. The First Refusal Agreement terminates upon the earlier of (i) the consent of the parties, (ii) October 1997 or (iii) the institution by Mr. Garvin, Amalia or any majority owned subsidiary of either party of a tender offer for the Common Stock without the consent of the other party.

  James L. Luikart, a director of the Company, is Executive Vice President of Furman Selz Investments LLC, which is the General Partner of Furman Selz SBIC, L.P., which holds warrants to purchase 900,000 shares of Common Stock of the Company and notes in the Company in the principal amount of $2,025,000, which were purchased in 1996.


           RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has selected the accounting firm of KPMG Peat Marwick LLP to serve as independent auditors of the Company to perform the annual audit for the year ending December 31, 1997 and proposes the ratification of such decision. A representative of KPMG Peat Marwick LLP is expected to be present at the annual meeting. He or she will have the opportunity to make a statement if he or she so desires to do so and will be available to respond to appropriate shareholder questions.

  The Board of Directors recommends a vote FOR ratification of the selection of KPMG Peat Marwick LLP as independent auditors for the Company for the year ending December 31, 1997.

                         SHAREHOLDERS PROPOSAL

  Shareholders who wish to present proposals for action at the 1998 Annual Meeting of Shareholders should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy statement. Proposals must be received by the Secretary no later than January 19, 1998 for inclusion in next year's proxy materials.



                     ANNUAL REPORT TO SHAREHOLDERS

  The Annual Report to Shareholders of the Company for the year ended December 31, 1996, including audited financial statements, has been mailed to the shareholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.


                             OTHER MATTERS

  The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Annual Meeting of Shareholders. If any other matters are properly brought before the meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their best judgments.



                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       /s/

                                       PETER J. FIORILLO, SECRETARY

New York, New York
May 13, 1997

SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN
THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

  PROXY

                              FIND/SVP, INC.
                       625 Avenue of the Americas
                        New York, New York 10011

       This Proxy is solicited on behalf of the Board of Directors

The undersigned, acknowledging receipt of the proxy statement dated
May 13, 1997 of FIND/SVP, Inc., hereby constitutes and appoints Andrew P. Garvin and Peter J. Fiorillo, and each or any of them, attorney, agent and proxy of the undersigned, with full power of substitution to each of them, for and in the name, place and stead of the undersigned, to appear and vote all the shares of stock of FIND/SVP, Inc., standing in the name of the undersigned on the books of said corporation on May 5, 1997 at the Annual Meeting of Shareholders of FIND/SVP, Inc., to be held at the Hotel Inter-Continental, 111 E. 48 St., New York City, New York, on June 19, 1997 at 11:30 a.m., New York City time, and any and all adjournments thereof.

When properly executed, this proxy will be voted as designated by the undersigned. If no choice is specified, the proxy will be voted FOR the election of directors and FOR the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the year ending December 31, 1997, which are set forth in the Proxy Statement.

1.  ELECTION OF DIRECTORS

  (  )  FOR all nominees listed below (except as written in on the line below)

        Andrew P. Garvin, Brigitte de Gastines, Howard S. Breslow, Frederick
        H. Fruitman, Charles Baudoin, Jean-Louis Bodmer, James L. Luikart.

  (  )  WITHHOLD AUTHORITY

        (  )  For ALL Nominees

        ( ) For the individual(s) listed below (Instruction: To withhold authority to vote for any individual nominee, please write in name on line below)



  (  )  ABSTAIN



2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1997.

        (  )  FOR           (  )  AGAINST          (  )  ABSTAIN

3. FOR SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.






              -------------------------------------------------------, 1997
              Date


              -------------------------------------------------------------
              Signature


              -------------------------------------------------------------
              Signature, if held jointly


Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                PROMPTLY IN THE ENCLOSED ENVELOPE.